UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2016

lUBOA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199210	90-1007098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 F., No. 102, Bo’ai 2nd Road Zuoying District, Kaohsiung City Taiwan, R.O.C.	813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   +886-75570551

Sunrise Tours, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2016, the registrant’s name changed from “Sunrise Tours, Inc.” to “Luboa Group, Inc.”  To effect the name change, the registrant filed a Certificate of Amendment with the Nevada Secretary of State which became effective on February 12, 2016.  The name change pursuant to the Certificate of Amendment was approved by the registrant’s board of directors and by holders of a majority of the issued and outstanding shares of the registrant’s common stock.

There will be no mandatory exchange of the stock certificates representing outstanding shares of the registrant’s common stock, which certificates will continue to be valid. Certificates reflecting the registrant’s new name will be issued in due course as old stock certificates are tendered for exchange or transfer to the registrant’s transfer agent.

Item 8.01	Other Events.

FINRA approved the registrant’s name change, and in connection therewith, the stock symbol for the registrant’s common stock, which is quoted on the OTC market, changed from “SNRT” to “LBAO” at the open of business on February 12, 2016. The new CUSIP number for registrant’s common stock is 549266 104.

Item 9.01	Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
3.1	Certificate of Amendment

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUBOA GROUP, INC.
(Registrant)

Date: February 12, 2016	By:	/s/ Hsin-Nan Lin
Hsin-Nan Lin
Chief Executive Officer

3